The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated September 13, 2011

Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated July 23, 2009)	Registration No. 333-160568

$969,000

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering [  ] shares of our common stock, par value $0.001 per share, to Ironridge Global BioPharma, a division of Ironridge Global IV, Ltd., (“Ironridge”) for an aggregate of $969,000.

Pursuant to the Common Stock Purchase Agreement, dated as of September 13, 2011, between us and Ironridge (the “Common Stock Purchase Agreement”), we may deliver a notice to Ironridge exercising our right to require Ironridge to purchase shares of our common stock at a price per share equal to $[  ].  The purchase price is equal to 102% of the per share closing price of our common stock as reported on the NYSE Amex on September [  ], 2011, the trading day immediately before the date we announced that we entered into the Common Stock Purchase Agreement.  Ironridge may pay the purchase price for the shares, at Ironridge's option, in cash or a secured promissory note.

We have been advised by Ironridge that the resale of any shares by Ironridge will be made by means of ordinary brokers’ transactions on the NYSE Amex or otherwise at market prices prevailing at the time of sale or at prices related to the prevailing market prices.  For additional information on the methods of sale that may be used by Ironridge, and regarding the terms of the Common Stock Purchase Agreement, see the section entitled “Plan of Distribution” on page S-15.

For a more detailed description of our common stock, see the section entitled “Description of Common Stock and Preferred Stock” beginning on page S-11.

Our common stock is listed on the NYSE Amex under the ticker symbol “ULU.”  On September [  ], 2011, the date immediately before we announced that we entered into the Common Stock Purchase Agreement, the closing bid price of our common stock was $[  ] per share.

We will pay Maxim a finder’s fee equal to 5% of the total cash consideration paid to us as a result of a financing event resulting from Maxim’s introduction of Ironridge.  The finder’s fee shall be due and payable on the date of closing and shall be paid in cash.

As of September 13, 2011, there were 5,438,632 shares of our common stock held by non-affiliates. Based on the $0.60 per share closing price of our common stock on June 29, 2011, the aggregate market value of our outstanding common equity pursuant to General Instruction I.B.6 of Form S-3 was $3,326,179.  We have an effective registration statement allowing for the issuance of up to $25 million in securities.  Within the then-preceding 12-month period, we completed in January 2011 our third registered direct offering whereby we sold 333,333 shares of our common stock and warrants to purchase up to 116,667 shares of our common stock for aggregate gross proceeds of $0.5 million.  As of September 13, 2011, approximately $22.0 million remains available under our 2009 shelf registration statement.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement.

In connection with the resale of our shares of common stock, Ironridge may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended, and Ironridge’s compensation may be deemed to be underwriting commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 The date of this prospectus supplement is September [  ], 2011.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus, which provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a Registration Statement that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process.  Unless otherwise expressly stated or the context otherwise requires, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined, and when we refer to the accompanying prospectus, we are referring to the prospectus that is attached to this prospectus supplement.

Both this prospectus supplement and the accompanying prospectus include important information about us, the shares of our common stock, the warrants, and other information you should know before investing in our common stock and the warrants. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You should read this prospectus supplement and the accompanying prospectus as well as the additional information described below under the captions “WHERE YOU CAN FIND MORE INFORMATION” and “INFORMATION INCORPORATED BY REFERENCE” before investing in our common stock and warrants.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.  When used in this prospectus, the terms “ULURU”, “we”, “our”, “us” or the “Company” refer to ULURU Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

About ULURU Inc.

We are a diversified specialty pharmaceutical company committed to developing and commercializing a broad range of innovative wound care and muco-adhesive film products based on our patented Nanoflex® and OraDiscTM drug delivery technologies, with the goal of improving outcomes for patients, health care professionals, and health care payers.

Our strategy is twofold:

▪
Establish the foundation for a market leadership position in wound management by developing and commercializing a customer focused portfolio of innovative wound care products based on the Nanoflex® technology to treat the various phases of wound healing; and

▪	Develop our oral-transmucosal technology (OraDiscTM) and generate revenues through multiple licensing agreements.

Utilizing our technologies, three of our products have been approved for marketing in various global markets.  In addition, numerous additional products are under development utilizing our patented Nanoflex® and OraDiscTM drug delivery technologies.

Altrazeal® Transforming Powder Dressing, based on our Nanoflex® technology, has the potential to change the way health care providers approach their treatment of wounds.  Launched in June 2008, the product is indicated for exuding wounds such as partial thickness burns, donor sites, abrasions, surgical, acute and chronic wounds.

Aphthasol®, our Amlexanox 5% paste product is the first drug approved by the FDA for the treatment of canker sores.

OraDisc™ A was initially developed as a drug delivery system to treat canker sores with the same active ingredient (amlexanox) that is used in Aphthasol® paste. We anticipate that higher amlexanox concentrations will be achieved at the disease site, increasing the effectiveness of the product.  OraDisc™ A was approved by the FDA in September 2004.

Organizational History

We were incorporated on September 17, 1987 under the laws of the State of Nevada, originally under the name Casinos of the World, Inc.  From April 1993 to January 2002, the Company changed its name on four separate occasions, with Oxford Ventures, Inc. being the Company’s name on January 30, 2002.

Our charter was suspended (subject to reinstatement) by the State of Nevada in September 2001 for inactivity and failure to pay annual fees and costs. Its active status was reinstated on January 30, 2002, upon payment of all past due fees and costs.

On December 2, 2003, we issued 8,625,000 shares pursuant to an Asset Purchase Agreement.  On December 5, 2003, we declared a 2.25 stock dividend which increased the issued and outstanding shares from 10,528,276 common shares to 34,216,897 common shares.

On March 1, 2004, we effected a 4 to 1 forward split, increasing our outstanding shares to 136,867,588.

On October 12, 2005, we entered into a merger agreement with ULURU Inc., a Delaware corporation ("ULURU Delaware"), and Uluru Acquisition Corp., a wholly-owned Delaware subsidiary of ours formed on September 29, 2005. Under the terms of the agreement, Uluru Acquisition Corp. merged into ULURU Delaware, after ULURU Delaware had acquired the net assets of the topical component of Access Pharmaceuticals, Inc., under Section 368 (a) (1) (A) of the Internal Revenue Code.  As a result of the merger, we acquired all of the issued and outstanding shares of ULURU Delaware under a stock exchange transaction, and ULURU Delaware became a wholly-owned subsidiary of the Company, its legal parent. However, for financial accounting and reporting purposes, ULURU Delaware is treated as the acquirer and is consolidated with its legal parent, similar to the accounting treatment given in a recapitalization. For accounting presentation purposes only, our net assets are treated as being acquired by ULURU Delaware at fair value as of the date of the stock exchange transaction, and the financial reporting thereafter has not been, and will not be, that of a development stage enterprise, since ULURU Delaware had substantial earned revenues from planned operations.  Both companies have a December 31 fiscal year end.

On March 29, 2006, we filed a Certificate of Amendment to the Articles of Incorporation in Nevada.  This Certificate of Amendment authorized a 400:1 reverse stock split so that in exchange for every 400 outstanding shares of common stock that each shareholder had at the close of business on March 29, 2006, the shareholder would receive one share of common stock.  As a result of this reverse stock split, our issued and outstanding common stock was reduced from 340,396,081 pre-split shares of common stock to 851,094 post-split shares which include additional shares for fractional interests.  The Certificate of Amendment also authorized a decrease in authorized shares of common stock from 400,000,000 shares, par value $.001 each, to 200,000,000, par value $.001 each, and authorized up to 20,000 shares of Preferred Stock, par value $.001.

On March 31, 2006, we filed a Certificate of Amendment to the Articles of Incorporation in Nevada to change our name from "Oxford Ventures, Inc." to "ULURU Inc.".  On the same date, we moved our executive offices to Addison, Texas.

On March 31, 2006, we acquired, through our wholly-owned subsidiary (Uluru Acquisition Corp.) a 100% ownership interest in ULURU Delaware through a merger of ULURU Delaware into Uluru Acquisition Corp.  We acquired ULURU Delaware in exchange for 11,000,000 shares of our common stock. As a result of this merger, the former shareholders of ULURU Delaware owned an aggregate of 92.8% of the issued and outstanding shares of our common stock and the pre-merger shareholders of ours owned an aggregate of 7.2% of the issued and outstanding shares of our common stock.  At the effective time of such merger, the members of the ULURU Delaware Board of Directors holding office immediately prior to such merger became our directors, and all persons holding offices of ULURU Delaware at the effective time continued to hold the same offices of the surviving corporation.  Simultaneously, ULURU Inc.'s directors and officers immediately prior to the closing of such merger resigned from all of their respective positions with us.

On May 31, 2006, ULURU Delaware filed a Certificate of Amendment to its Certificate of Incorporation in Delaware to change its name from "Uluru Inc." to "ULURU Delaware Inc."

On June 24, 2011, we filed a Certificate of Amendment to our Amended and Restated Articles of Incorporation (the "Certificate of Amendment") in Nevada, effecting a reverse stock split of the Company's common stock, par value $0.001 per share, at a ratio of fifteen pre-reverse shares for one post-reverse share.  The reverse stock split was effective on June 29, 2011.  The Company's stockholders approved the Certificate of Amendment at the reconvened Annual Meeting of Stockholders on June 16, 2011, and the Company's Board of Directors authorized the implementation of the reverse stock split on June 22, 2011.  As a result of this reverse stock split, our issued and outstanding common stock was reduced from 87,341,709 pre-reverse shares of common stock to 5,822,699 post-reverse shares of common stock.  Any fractional shares that resulted from the reverse stock split were paid in cash to the stockholder.

Corporate Information

Our executive offices are located at 4452 Beltway Dr., Addison, Texas 75001, and our telephone number is (214) 905-5145.  Our corporate website is located at www.uluruinc.com. We make available free of charge through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus or any prospectus supplement.

Recent Developments

Operating Results

On August 15, 2011, we announced our results of operations for our second quarter ended June 30, 2011. For the quarter, we reported:

▪	Net loss of $1.0 million for the second quarter of 2011, or $0.17 per share, compared with a net loss of $2.2 million or $0.41 per share, for the same period last year.

▪	Revenue of $80,000 for the second quarter of 2011, compared with revenue of $232,000 for the second quarter of 2010.

▪	Cash and cash equivalents of $129,000 as of June 30, 2011, compared with cash and cash equivalents of $641,000 as of December 31, 2010.

For additional information, see our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, which is incorporated herein by reference.

Preferred Stock Financing

On September 13, 2011, we entered into a Preferred Stock Purchase Agreement, with Ironridge Global III, LLC (“Ironridge Global”), concurrently with the Common Stock Purchase Agreement.  Ironridge Global is an affiliate of Ironridge.  Under the Preferred Stock Purchase Agreement, Ironridge Global is committed to purchase up to $650,000 of our redeemable, convertible Series A Preferred Stock, or the Series A Preferred Stock, at $10,000 per share.  The Series A Preferred Stock is convertible at the option of the Company at a fixed conversion price of $0.70, which represented a premium of approximately [  ]% over the closing price prior to announcement of $[  ] per share.  The conversion price for the holder is fixed with no adjustment mechanisms, resets, or anti-dilution covenants, other than the customary adjustments for stock splits.  The conversion price if we elect to convert the Series A Preferred Stock is subject to adjustment based on the market price of our common stock and any applicable early redemption price at the time we convert, as discussed under "Description of Common Stock and Preferred Stock."  Upon receipt of a notice, and subject to certain conditions, Ironridge Global is obligated to purchase our Series A Preferred Stock in installments as follows:

▪
$150,000 on the earlier of (i) 3 trading days after the date the Company delivered the notice and (ii) the number of trading days necessary for an aggregate of $300,000 of the Company’s common stock to trade on the NYSE Amex; in each case excluding any trading days on which our common stock traded below $[  ] per share;

▪
$250,000 on the earlier of (i) 20 trading days after the first closing date and (ii) the number of trading days necessary for an aggregate of $750,000 of the Company’s common stock to trade on the NYSE Amex after the first closing date; in each case excluding any trading days on which our common stock traded below $[  ] per share;  and

▪
$250,000 on the earlier of (i) 20 trading days after the prior closing date and (ii) the number of trading days necessary for an aggregate of $750,000 of the Company’s common stock to trade on the NYSE Amex after the prior closing date; in each case excluding any trading days on which our common stock traded below $[  ] per share.

Ironridge Global's obligation to purchase Series A Preferred Stock is subject to satisfaction of certain closing conditions, including (i) that our common stock is listed for and trading on a trading market, (ii) no uncured default exists under the Preferred Stock Purchase Agreement, and (iii) our representations and warranties set forth in the Preferred Stock Purchase Agreement are true and correct in all material respects.

THE OFFERING

Common stock offered by us	[ ] shares of our common stock, par value $0.001, having an aggregate offering price of $969,000.

Common stock to be outstanding after this offering	[ ] (as more fully described in the notes following this table).

Manner of offering
The Shares will be issued directly to Ironridge pursuant to the Common Stock Purchase Agreement between us and Ironridge.  Ironridge may pay the purchase price for the common shares, at its option, in either or a combination of (1) cash by wire transfer on the day we announce that we entered into the Common Stock Purchase Agreement, or (2) by issuing and delivering to us a promissory note for any or all of the balance, in each case in the amount of the purchase obligation set forth in the applicable notice.

Use of proceeds
We intend to use the net proceeds received from the sale of the common stock, if, as, and when received, for general corporate purposes, including working capital. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus.
See “Use of Proceeds” on page S-10.

Market for the common stock	Our common stock is quoted and traded on the NYSE Amex exchange under the symbol “ULU.”

Risk factors	See “Risk Factors” on page S-8 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

NYSE Amex symbol for common stock	ULU

The [ ] shares of our common stock to be outstanding after this offering include the [ ] shares to be issued in this offering but excludes:

▪	723,929	shares of our common stock subject to outstanding warrants as of September 1, 2011, having a weighted average exercise price of $4.26 per share;
▪	287,745	shares of our common stock subject to outstanding stock options as of September 1, 2011, having a weighted average exercise price of $16.89 per share;
▪	1,096	shares of our common stock subject to vesting of restricted stock grants as of September 1, 2011;
▪	442,712	shares of our common stock reserved for future issuance pursuant to our existing 2006 Equity Incentive Plan;
▪	115,471	shares of our common stock for the potential conversion of the July 2011 convertible note in the principle amount of $125,000;
▪	116,667	shares of our common stock for the potential conversion of the June 2011 convertible note in the principal amount of $140,000; and
▪	[ ]	shares of our common stock for the potential conversion of Series A Preferred Stock issuable to Ironridge.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly as set forth and incorporated by reference in the “Risk Factors” section below, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus supplement, the accompanying supplement and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.   Except as required by applicable law, we undertake no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or for any other reason. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in the accompanying prospectus and in our Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein, and the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement. See also the information contained under the heading “Information Regarding Forward Looking Statements” immediately below.

Risks Related to the Offering

There can be no assurance as to when or if we will receive any cash proceeds from the sale of the shares since the remaining purchase price can be paid for at Ironridge's option in cash or a promissory note.

Under the terms of the Common Stock Purchase Agreement, Ironridge may pay for the shares in cash or by issuing to us a secured promissory note.  Therefore, it is possible that we will not receive the full cash proceeds from the sale of the shares on closing.  It is also possible that the note may not be paid upon maturity, and that we may be unable to perfect or collect upon some or all of the underlying collateral.

We cannot be assured that we will be able to raise the full amount of cash proceeds expected from the sale of Series A Preferred Stock.

The issuance of the Series A Preferred Stock and receipt of cash in payment for the Series A Preferred Stock is subject to certain conditions in the event that the price of our common stock falls below 70% of the closing price of our common stock on the trading day immediately preceding the date we announce the entering into of the Preferred Stock Purchase Agreement.  Based on the purchase price of $[  ] per common share, which was 102% of the last reported closing bid price of our common shares on the NYSE Amex on September [  ], 2011, this offering of approximately $969,000 of our common stock would result in an offer and sale of [  ] shares of common stock, which represents in the aggregate an increase of approximately [  ]% in our outstanding shares of common stock.  We expect to issue additional shares of common stock, pursuant to the Preferred Stock Agreement, and potential additional issuances in the future to satisfy our capital and operating needs.  If we sell shares in the future, the prices at which we sell these future shares will vary, and these variations may be significant.  Purchasers of the shares we sell pursuant to future offerings, as well as our existing stockholders, will experience significant dilution if we sell these future shares at prices significantly below the price at which previous shareholders invested.

Future sales of our common stock may depress the market price of our common stock and cause stockholders to experience dilution.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, including shares issued to Ironridge in this offering and upon conversion of the Series A Convertible Preferred Stock.  We may seek additional capital through one or more additional equity transactions in 2011; however, such transactions will be subject to market conditions and there can be no assurance any such transaction will be completed.

Risks Related to Our Common Stock

If we fail to comply with the listing requirements of NYSE Amex, the price of our common stock and our ability to access the capital markets could be negatively impacted, and our business will be harmed.

Our common stock is currently listed on New York Stock Exchange Amex LLC, or NYSE Amex.  Since our stock traded at a price below $1.00 per share for more than 12 months, we received a letter, dated March 7, 2011, from NYSE Amex advising that we were not in compliance with a certain condition of NYSE Amex’s continued listing standards under Section 1003 of NYSE Amex’s Company Guide (the “Company Guide”).  In the letter, NYSE Amex stated that it was concerned that our common stock, as a result of its low selling price, may not be suitable for auction market trading.  Therefore, pursuant to Section 1003(f)(v) of the Company Guide, the Company’s continued listing was predicated on effecting a reverse stock split of its common stock.  As a result of the foregoing, on June 29, 2011, we effected a reverse stock split (as described in Note 1 to the Financial Statements) in an attempt to increase the trading price of our common stock.  However, in the event our stock continues to trade at a low selling price, or in the event we are not able to meet other requirements necessary for continued listing on the NYSE Amex, including those related to minimum shareholder equity requirements, our stock could be subject to delisting from NYSE Amex.  Delisting from the NYSE Amex could negatively effect the trading price of our stock and could also have other negative results, including the potential loss of confidence by suppliers and employees, the loss of institutional investor interest, and fewer business development opportunities.  In addition, we would be subject to a number of restrictions regarding the registration and qualification of our common stock under federal and state securities laws.  The NYSE Amex can also, in its discretion, discontinue listing a company’s common stock pursuant to various other factors, including that the most recent independent public accountants’ opinion on the financial statements contains a qualified opinion or unqualified opinion with a “going concern” emphasis or the Company is unable to meet current debt obligations or to adequately finance operations.

Risks Related to Our Operations

Our management and our independent registered public accounting firm, in their report on our financial statements as of and for the year ended December 31, 2010, have concluded that due to our need for additional capital, and the uncertainties surrounding our ability to raise such funding, substantial doubt exists as to our ability to continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2010, were prepared on a going concern basis in accordance with United States generally accepted accounting principles.  The going concern basis of presentation assumes that we will continue in operation for the next twelve months and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern.  Our management and our independent registered public accounting firm have concluded that due to our need for additional capital, and the uncertainties surrounding our ability to raise such funding, substantial doubt exists as to our ability to continue as a going concern.  We may be forced to reduce our operating expenses, raise additional funds, principally through the additional sales of our securities or debt financings, or enter into a corporate partnership to meet our working capital needs. However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to us.  If we are unable to raise sufficient additional capital or complete a strategic transaction, we may be unable to continue to fund our operations, develop our product candidates or realize value from our assets and discharge our liabilities in the normal course of business.  These uncertainties raise substantial doubt about our ability to continue as a going concern.  If we become unable to continue as a going concern, we may have to liquidate our assets, and might realize significantly less than the values at which they are carried on our financial statements, and stockholders may lose all or part of their investment in our common stock.

Our cash and cash equivalents may not be sufficient to fund our operations beyond the fourth quarter of 2011.

Assuming our current costs of operations remain relatively unchanged over the next several months, our present cash and cash equivalents, together with anticipated proceeds from this offering and from the Preferred Stock Purchase Agreement,  may not be sufficient to fund our operations beyond the fourth quarter of 2011.  Unless we are able to raise additional funds from our financing efforts prior to such time, we may not be able to support our operations and may be forced to cease operations and dissolve the Company.  Although the Company believes it has been prudent in this assessment of the rate at which its cash and cash equivalents may be expended, no assurance can be given that such assessment will prove accurate and readers are therefore cautioned not to place undue reliance thereon.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including working capital. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

In this offering, Ironridge has the obligation to purchase the shares, at a per share price equal to $[  ].  Ironridge may pay the purchase price for these shares, at Ironridge's option, in cash or a secured promissory note.

As of September 13, 2011, our Amended and Restated Articles of Incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share, and 20,000 shares of preferred stock, par value $0.001 per share.  As of September 13, 2011, 5,822,699 shares of common stock were outstanding.

The following description of our common stock and preferred stock is a summary.  It is not complete and is subject to and qualified in its entirety by our Amended and Restated Articles of Incorporation, and Amended and Restated Bylaws, each as amended to date, and a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock and Preferred Stock” starting on page 6 of the accompanying prospectus.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Series A Preferred Stock

On September 13, 2011, we filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock with the Secretary of State of the State of Nevada and the number of shares so designated is 1,000, par value $0.001 per share, which shall not be subject to increase without the consent of the holders of the Series A Preferred Stock.

The Series A Stock is convertible into shares of our common stock at our option at any time after six-months from the date of issuance of the Series A Preferred Stock.  The conversion price for the holder is fixed at $0.70 per share with no adjustment mechanisms, resets, ratchets, or anti-dilution covenants other than the customary adjustments for stock splits.

If the Company elects to covert the Series A Stock into common stock, the Company will issue a number of conversion shares (the “Series A Reconciling Conversion Shares”), so that the total number of conversion shares under the conversion notice equals the early redemption price set forth above multiplied by the number of shares of subject to conversion, divided by the lower of (i) the Series A Conversion Price and (ii) 85% of the average of the daily volume-weighted average prices of the Company’s common stock for the 20 trading days following Ironridge Global's receipt of the conversion notice, provided, however, in no event shall the lower of (i) and (ii) be less than $0.001.

The Series A Stock automatically converts into common stock if the closing price of the Company’s common stock exceeds 150% of the Series A Conversion Price for any 20 consecutive trading days.  The Company will issue that number of shares of its common stock equal to the early redemption price set forth above multiplied by the number of shares subject to conversion, divided by the Series A Conversion Price

The Series A Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, (a) senior with respect to dividends and pari passu in right of liquidation to our common stock, (b) pari passu with respect to dividends and junior in right of liquidation with respect to any other class or series of Preferred Stock, and (c) junior to our existing and future indebtedness.  Holders of Series A Preferred Stock have no voting rights and no preemptive rights. There are no sinking-fund provisions applicable to the Series A Preferred Stock.  As of September 13, 2011, there were no shares of Series A Preferred Stock outstanding.

Commencing on the date of issuance of any such shares of Series A Preferred Stock, holders of Series A Preferred Stock are entitled to receive dividends on each outstanding share of Series A Preferred Stock, which accrue in shares of Series A Preferred Stock at a rate equal to 7.50% per annum from the date of issuance.  Accrued dividends are payable upon redemption of the Series A Preferred Stock.

Upon any liquidation, dissolution or winding up after payment or provision for payment of our debts and other liabilities and any liquidation preferences to the senior securities, before any distribution or payment is made to the holders of any junior securities, the holders of Series A Preferred Stock shall first be entitled to be paid out of our assets available for distribution to our stockholders an amount with respect to the Series A Liquidation Value, as defined below, after which any of our remaining assets will be distributed among the holders of our other class or series of stock in accordance with our Certificates of Designations and Amended and Restated Articles of Incorporation, as amended.

We may redeem the Series A Preferred Stock for cash as follows.  We may redeem any or all of the Series A Preferred Stock at any time after the seventh anniversary of the issuance date at the redemption price per share equal to $10,000 per share of Series A Preferred Stock, which we refer to as the Series A Liquidation Value, plus any accrued but unpaid dividends with respect to such shares of Series A Preferred Stock, which we refer to as the Redemption Price.  Prior to the seventh anniversary of the issuance of the Series A Stock, we may, at our option, redeem the shares at any time after six-months from the issuance date at a price per share (the “Early Redemption Price”) equal to 100% of the Series A Liquidation Value divided by (b) the British Pound Sterling Exchange Rate, multiplied by (c) one plus the LIBOR Rate, multiplied by (d) the Rate Factor, for the first calendar month after the issuance date, and decreasing each calendar month thereafter by an amount equal to 0.595% of the Early Redemption Price for the first month.

In addition, if we determine to liquidate, dissolve or wind-up our business, or engage in any liquidation event, we must redeem the Series A Preferred Stock at the applicable early redemption price set forth above.

We cannot issue any shares of common stock upon conversion of the Series A Preferred Stock if it would result in Ironridge Global being deemed to beneficially own, within the meaning of Section 13(d) of the Securities Exchange Act, more than 9.99% of the total shares of our common stock then outstanding.  In addition, prior to obtaining stockholder approval, shares of Series A Preferred Stock may not be converted if the shares of common stock issuable upon conversion of the Series A Preferred Stock, plus any shares previously issued to Ironridge Global or its affiliates, would exceed 19.99% of the common stock outstanding on the date of the Common Stock Purchase Agreement.

PREFERRED STOCK PURCHASE AGREEMENT

On September 13, 2011, we entered into a Preferred Stock Purchase Agreement with Ironridge Global, concurrently with the Common Stock Purchase Agreement, under which Ironridge Global is committed to purchase for cash up to $650,000 in shares of our redeemable, convertible Series A Preferred Stock at $10,000 per share of Series A Preferred Stock.  The Series A Preferred Stock was offered in a private placement exempt from registration under the Securities Act.

Under the terms of the Preferred Stock Purchase Agreement, at our sole discretion, we may present Ironridge Global with a notice to purchase our Series A Preferred Stock.  Upon receipt of a notice, Ironridge Global is obligated to purchase our Series A Preferred Stock in installments as follows:

▪
$150,000 on the earlier of (i) 3 trading days after the date the Company delivered the notice and (ii) the number of trading days necessary for an aggregate of $300,000 of the Company’s common stock to trade on the NYSE Amex; in each case excluding any trading days on which our common stock traded below $[  ] per share;

▪
$250,000 on the earlier of (i) 20 trading days after the first closing date and (ii) the number of trading days necessary for an aggregate of $750,000 of the Company’s common stock to trade on the NYSE Amex after the first closing date; in each case excluding any trading days on which our common stock traded below $[  ] per share;  and

▪
$250,000 on the earlier of (i) 20 trading days after the prior closing date and (ii) the number of trading days necessary for an aggregate of $750,000 of the Company’s common stock to trade on the NYSE Amex after the prior closing date; in each case excluding any trading days on which our common stock traded below $[  ] per share.

Ironridge Global's obligation to purchase Series A Preferred Stock is subject to satisfaction of certain closing conditions, including (i) that our common stock is listed for and trading on a trading market, (ii) no uncured default exists under the Preferred Stock Purchase Agreement, and (iii) our representations and warranties set forth in the Preferred Stock Purchase Agreement are true and correct in all material respects.

PLAN OF DISTRIBUTION

On September 13, 2011, we entered into the Common Stock Purchase Agreement with Ironridge.  Pursuant to the Common Stock Purchase Agreement, we may deliver a notice to Ironridge exercising our right to require Ironridge to purchase up to $969,000 of our common stock at a price per share equal to $[  ].  The purchase price is equal to $[  ], which is 102% of the per share closing bid price of our common stock as reported on the NYSE Amex on September [  ], 2011, the trading day immediately before the date we announced that we entered into the Common Stock Purchase Agreement.  Ironridge may pay the purchase price for the shares, at Ironridge's option, in cash or a secured promissory note.  The promissory note bears interest at 1.50% per annum calculated on a simple interest basis.  The entire principal balance and interest thereon is due and payable seven and one-half years from the date of the promissory note, but no payments are due so long as we are in default under any stock purchase agreement with Ironridge or its affiliates or if there are any shares of Series A Preferred Stock issued or outstanding.  The promissory note is secured by the borrower’s right, title and interest in all shares legally or beneficially owned by Ironridge or an affiliate, common stock and other securities with a fair market value equal to the principal amount of the promissory note.

Ironridge is obligated to purchase the shares after we present Ironridge with a notice to purchase the shares, subject to satisfaction of certain closing conditions, including (i) that we are listed and trading on a trading market, (ii) our representations and warranties set forth in the Common Stock Purchase Agreement are true and correct as if made on each tranche date, and (iii) that no such purchase would result in Ironridge and its affiliates beneficially owning more than 9.99% of our common stock.  Ironridge will document each issuance by delivering a notice to us, stating the number of shares that we will sell to Ironridge and the amount of the obligation satisfied pursuant to such notice, and providing delivery instructions for the Shares.  We will immediately acknowledge the automatic exercise of that portion of the obligation set forth in the notice by delivering an acknowledgement to Ironridge.  On each notice date, time being of the essence, Ironridge will make payment for the shares, at its option, in cash by wire transfer of immediately available funds, by issuing and delivering to us a promissory note, or a combination thereof, and we will deliver the shares via DWAC pursuant to the account instructions provided by Ironridge.

We are permitted to terminate the Common Stock Purchase Agreement with or without reason upon 30 days notice, and it terminates automatically upon the occurrence of certain events, such as, litigation against us or our officers or executive officers, our stock is delisted, we file for any bankruptcy, insolvency, reorganization or liquidation proceedings, we are in breach or default of the Common Stock Purchase Agreement or any other agreement with Ironridge or its affiliates, or we engage in a fundamental transaction including a merger, business combination, sale of substantially all of our assets, or there is a purchase, tender offer or exchange offer for our common stock.

Ironridge has informed us that it will use an unaffiliated broker-dealer to effectuate any sales of shares of common stock that it may purchase from us pursuant to the Common Stock Purchase Agreement.  Such sales will be made on the NYSE Amex or otherwise at prices and at terms then prevailing or at prices related to the then current market price.

We have entered into a Finders Fee and Indemnity Agreement, dated as of August 22, 2011, with Maxim Group LLC (“Maxim”) to assist the Company, on a non-exclusive basis, with finding and introducing investors as a potential source for financing.  We will pay Maxim a finder’s fee equal to 5% of the total cash consideration paid to us as a result of a financing event resulting from Maxim’s introduction of Ironridge.  The finder’s fee shall be due and payable on the date of closing and shall be paid in cash.

Pursuant to General Instruction I.B.6. of Form S-3, we are permitted to utilize the registration statement of which this prospectus supplement and prospectus form a part to sell a maximum amount of securities equal to one-third of the aggregate market value of the outstanding voting and non-voting common equity held by our non-affiliates in any 12-month period.  We may, from time to time, offer the securities registered hereby up an amount which, when considered with other sales made pursuant to General Instruction I.B.6. of Form S-3 within the then-preceding 12-month period, would represent this maximum amount.

We have an effective registration statement allowing for the issuance of up to $25 million in securities.  Within the then-preceding 12-month period, we completed in January 2011 our third registered direct offering whereby we sold 333,333 shares of our common stock and warrants to purchase up to 116,667 shares of our common stock for aggregate gross proceeds of $0.5 million.  As of September 13, 2011, approximately $22.0 million remains available under our 2009 shelf registration statement.

The transfer agent for our common stock is Continental Stock Transfer and Trust Company.

Our common stock is quoted on the NYSE Amex under the symbol “ULU.”

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement was passed upon for us by Parr Brown Gee & Loveless PC.

EXPERTS

The consolidated financial statements of ULURU Inc. incorporated by reference from ULURU Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010 have been audited by Lane Gorman Trubitt, PLLC, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC.  You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  You can request copies of these documents by writing to the SEC and paying a fee for the copying costs.  The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.  The SEC’s Internet site can be found at http://www.sec.gov.  In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC.  Our Internet site can be found at http://www.uluruinc.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete.  You should read the information incorporated by reference for more detail.  We incorporate by reference in two ways.  First, we list below certain documents that we have already filed with the SEC.  The information in these documents is considered part of this prospectus.  Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus supplement the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 31, 2011 (File No. 001-33618-11726336);

•
our quarterly reports on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on May 16, 2011 (File No. 001-33618-11846906), and for the quarterly period ended June 30, 2011 filed with the SEC on August 15, 2011 (File No. 001-33618-111036208);

•	our current report on Form 8-K filed with the SEC on January 4, 2011 (File No. 001-33618-11503896);
•	our current report on Form 8-K filed with the SEC on March 11, 2011 (File No. 001-33618-11682364);
•	our current report on Form 8-K filed with the SEC on April 1, 2011 (File No. 001-33618-11728712);
•	our current report on Form 8-K filed with the SEC on May 17, 2011 (File No. 001-33618-11849858);
•	our current report on Form 8-K filed with the SEC on June 1, 2011 (File No. 001-33618-11886105);
•	our current report on Form 8-K filed with the SEC on June 6, 2011 (File No. 001-33618-11895957);
•	our current report on Form 8-K filed with the SEC on June 14, 2011 (File No. 001-33618-11909483);
•	our current report on Form 8-K filed with the SEC on June 16, 2011 (File No. 001-33618-11915915);
•	our current report on Form 8-K filed with the SEC on June 28, 2011 (File No. 001-33618-11934419);
•	our current report on Form 8-K filed with the SEC on August 1, 2011 (File No. 001-33618-111000663); and
•	our current report on Form 8-K filed with the SEC on August 16, 2011 (File No. 001-33618-111038744).

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester.  Requests should be directed to ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001, Attn: Investor Relations, telephone: (214) 905-5145.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC.  That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus supplement and accompanying prospectus.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

$969,000

This prospectus supplement is dated September [  ], 2011.

PROSPECTUS

$25,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants, and Units

ULURU Inc.

We may, from time to time in one or more offerings, offer and sell up to $25,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement

Our common stock is listed on the New York Stock Exchange Alternext US (formerly, the American Stock Exchange) under the symbol “ULU.”

As of July 7, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $10,552,780, based on 65,954,873 shares of outstanding common stock, of which 10,335,211 shares are held by affiliates, and a price of $0.160 per share, which was the last reported sale price of our common stock on the NYSE Alternext US on July 7, 2009.  As of the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $25,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 4, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “ULURU”, “we”, “our”, “us” or the “Company” refer to ULURU Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

About ULURU Inc.

We are a diversified specialty pharmaceutical company committed to developing and commercializing a broad range of innovative wound care and muco-adhesive film products based on our patented Nanoflex™ and OraDisc™ drug delivery technologies, with the goal of improving outcomes for patients, health care professionals, and payers.

Our strategy is threefold:

▪
Establish the foundation for a market leadership position in wound management by developing and commercializing a customer focused portfolio of innovative wound care products based on the NanoflexTM technology to treat the various phases of wound healing;

▪	Develop our oral-transmucosal technology (OraDiscTM) and generate revenues through multiple licensing agreements; and
▪	Develop our NanoflexTM technology for the medical aesthetics market and enter into one or more strategic partnerships to bring these products to market.

We were incorporated on September 17, 1987 under the laws of the State of Nevada, originally under the name Casinos of the World, Inc.  From April 1993 to January 2002, the Company changed its name on four separate occasions, with Oxford Ventures, Inc. being the Company’s name on January 30, 2002.

Our charter was suspended (subject to reinstatement) by the State of Nevada in September 2001 for inactivity and failure to pay annual fees and costs. Its active status was reinstated on January 30, 2002, upon payment of all past due fees and costs.

On December 2, 2003, we issued 8,625,000 shares pursuant to an Asset Purchase Agreement.  On December 5, 2003, we declared a 2.25 stock dividend which increased the issued and outstanding shares from 10,528,276 common shares to 34,216,897 common shares.

On March 1, 2004, we effected a 4 to 1 forward split, increasing our outstanding shares to 136,867,588.

On October 12, 2005, we entered into a merger agreement with ULURU Inc., a Delaware corporation ("ULURU Delaware"), and Uluru Acquisition Corp., a wholly-owned Delaware subsidiary of ours formed on September 29, 2005. Under the terms of the agreement, Uluru Acquisition Corp. merged into ULURU Delaware, after ULURU Delaware had acquired the net assets of the topical component of Access Pharmaceuticals, Inc., under Section 368 (a) (1) (A) of the Internal Revenue Code.

As a result of the merger, we acquired all of the issued and outstanding shares of ULURU Delaware under a stock exchange transaction, and ULURU Delaware became a wholly-owned subsidiary of the Company, its legal parent. However, for financial accounting and reporting purposes, ULURU Delaware is treated as the acquirer and is consolidated with its legal parent, similar to the accounting treatment given in a recapitalization. For accounting presentation purposes only, our net assets are treated as being acquired by ULURU Delaware at fair value as of the date of the stock exchange transaction, and the financial reporting thereafter has not been, and will not be, that of a development stage enterprise, since ULURU Delaware had substantial earned revenues from planned operations.  Both companies have a December 31 fiscal year end.

On March 29, 2006, we filed a Certificate of Amendment to the Articles of Incorporation in Nevada.  This Certificate of Amendment authorized a 400:1 reverse stock split so that in exchange for every 400 outstanding shares of common stock that each shareholder had at the close of business on March 29, 2006, the shareholder would receive one share of common stock.  As a result of this reverse stock split, our issued and outstanding common stock was reduced from 340,396,081 pre-split shares of common stock to 851,094 post-split shares which include additional shares for fractional interests.  The Certificate of Amendment also authorized a decrease in authorized shares of common stock from 400,000,000 shares, par value $.001 each, to 200,000,000, par value $.001 each, and authorized up to 20,000 shares of Preferred Stock, par value $.001.
On March 31, 2006, we filed a Certificate of Amendment to the Articles of Incorporation in Nevada to change our name from "Oxford Ventures, Inc." to "ULURU Inc."  On the same date, we moved our executive offices to Addison, Texas.

On March 31, 2006, we acquired, through our wholly-owned subsidiary (Uluru Acquisition Corp.) a 100% ownership interest in ULURU Delaware through a merger of ULURU Delaware into Uluru Acquisition Corp.  We acquired ULURU Delaware in exchange for 11,000,000 shares of our common stock. As a result of this merger, the former shareholders of ULURU Delaware owned an aggregate of 92.8% of the issued and outstanding shares of our common stock and the pre-merger shareholders of ours owned an aggregate of 7.2% of the issued and outstanding shares of our common stock.

At the effective time of such merger, the members of the ULURU Delaware Board of Directors holding office immediately prior to such merger became our directors, and all persons holding offices of ULURU Delaware at the effective time continued to hold the same offices of the surviving corporation.  Simultaneously, ULURU Inc.'s directors and officers immediately prior to the closing of such merger resigned from all of their respective positions with us.

On May 31, 2006, ULURU Delaware filed a Certificate of Amendment to its Certificate of Incorporation in Delaware to change its name from "Uluru Inc." to "ULURU Delaware Inc."

Our executive offices are located at 4452 Beltway Dr., Addison, Texas 75001, and our telephone number is (214) 905-5145. Our corporate website is located at www.uluruinc.com. We make available free of charge through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus or any prospectus supplement.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $25,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 200,000,000 shares of common stock, par value $0.001 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 20,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. Under our certificate of incorporation, our board of directors has the authority to issue shares of our preferred stock in one or more series and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

The rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee; a form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with preferred stock, common stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, before making an investment decision, including those risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly as set forth and incorporated by reference in the “Risk Factors” section above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including working capital. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Nevada Revised Statutes. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our amended and restated certificate of incorporation and our amended and restated amended and restated bylaws.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, of which 65,954,873 shares were issued and outstanding as of July 6, 2009. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Securities Exchange Listing

Our common stock is listed on the NYSE Alternext US under the symbol “ULU.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

We are authorized to issue 20,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date of this prospectus. Our board of directors is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by our board of directors. Our board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock without seeking stockholder approval. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we are offering, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the number of shares we are offering and purchase price per share;

•	the liquidation preference, if any;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	any listing of the preferred stock on any securities exchange or market;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

•	The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.

Under our amended and restated certificate of incorporation, our board of directors has the power to authorize the issuance of up to 20,000 shares of preferred stock, all of which are currently undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by our stockholders. The issuance of preferred stock may:

•	delay, defer or prevent a change in control;

•	discourage bids for our common stock at a premium over the market price of our common stock;

•	adversely affect the voting and other rights of the holders of our common stock; and

•
discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of ULURU Inc., to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we may offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee (collectively, the “indenture”). We have filed forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any revised indenture or indenture supplement, we will file a copy of that supplement with the SEC.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series by resolution of our board of directors or by means of a supplemental indenture, and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•
the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•
our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•
the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•
if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•
if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•
the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•
the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	any other terms of the debt securities of the series; and

•
whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement or in any board resolution establishing such debt securities and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness, if any, outstanding as of the end of our most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of ULURU, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•
the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Our Covenants

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series that continues for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

•
failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us and our subsidiaries; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities after issuance of such debt securities, enter into one or more supplemental indentures to, among other things:

•	add guarantees to or secure any series of debt securities;

•	add any additional Events of Default;

•
provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•
surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•
cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, , so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•
add or change or eliminate any of the provisions of the indenture to extent as shall be necessary to permit or facilitate the issuance of debt securities in bear form, registrable or not registrable as to principal, and with or without interest coupons;

•	add to or change any of the provisions of the indenture to permit the defeasance and discharge of any series of debt securities pursuant to the indenture;

•
change, or eliminate any of the provisions of the indenture provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; and

•	establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture to be entered into after issuance of the debt securities shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the final maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	release any security interest that may have been granted with respect to such debt securities;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

•	modify the ranking or priority of the securities;

•	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

Mergers, Consolidations and Certain Sales of Assets

Under the proposed form of indenture, we may not (1) consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or (2) transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•
the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture;

•
immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of ULURU, as such, shall have any liability for any obligations of ULURU under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of ULURU By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities issued under the indenture may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of (including authentication and delivery on original issuance of the debt securities), the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of ULURU, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the of the particular series of warrants we are offering before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of any rights to redeem or call the warrants;

•	United States federal income tax consequences of holding or exercising the warrants, if material; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including (i) in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any; or (ii) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Under no circumstances will the fee, commission or discount received by any placement agent or any other FINRA member or independent broker-dealer exceed eight percent (8%) of the gross proceeds to us in this offering or any other offering in the United States pursuant this Prospectus.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE Alternext US. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ may engage in passive market making transactions in the securities on the NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Parr Brown Gee & Loveless, P.C.  If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of ULURU Inc. incorporated by reference from ULURU Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 have been audited by Lane Gorman Trubitt, L.L.P., independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.uluruinc.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 30, 2009 (File No. 001-33618- 09714249);

•	our first amendment to our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC of April 8, 2009 (File No. 001-33618-09739983);

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the SEC on May 15, 2009 (File No. 001-33618-09832915);

•	our current report on Form 8-K filed with the SEC on January 8, 2009 (File No. 001-33618-09515596);

•	our current report on Form 8-K filed with the SEC on March 10, 2009 (File No. 001-33618-09667937);

•	our current report on Form 8-K filed with the SEC on March 30, 2009 (File No. 001-33618-09714287);

•	our current report on Form 8-K filed with the SEC on April 6, 2009 (File No. 001-33618-09735231);

•	our current report on Form 8-K filed with the SEC on April 7, 2009 (File No. 001-33618-09738156);

•	our current report on Form 8-K filed with the SEC on May 15, 2009 (File No. 001-33618-09832999);

•      our current report on Form 8-K filed with the SEC on June 24, 2009 (File No. 001-33618-09907996);

•      our current report on Form 8-K filed with the SEC on June 30, 2009 (File No. 001-33618-09917992);

•      our current report on Form 8-K filed with the SEC on July 10, 2009 (File No. 001-33618-09939569); and

•      our current report on Form 8-K filed with the SEC on July 14, 2009 (File No. 001-33618-09943358).

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001, Attn: Investor Relations, telephone: (214) 905-5145.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.